Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated March 31, 2008 relating to the consolidated financial statements and the related financial statement schedule of VisionChina Media Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Our Summary Condensed Consolidated Financial and Operating Data” and “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.

Shenzhen, China

August 1, 2008